Exhibit 99.1

CEDC Announces Restatement of Prior Reported Financial Statements

MT. LAUREL, N.J., June 4, 2012 /PRNewswire/ — Central European Distribution Corporation (NASDAQ: CEDC) announced today that it expects to restate its financial results for all financial reporting periods from and after January 1, 2010.

As previously announced, CEDC changed its senior management at its main operating subsidiary in Russia, the Russian Alcohol Group (“RAG”), during April 2012. Following this change, senior CEDC management requested that the new management team review RAG’s business operations and internal controls, including an assessment of the resources and needs of the corporate finance and reporting departments, as identified in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As a result of the preliminary findings of that review, which is ongoing, senior CEDC management determined that CEDC’s reported net sales in the years ended December 31, 2010 and 2011 failed to reflect the timely reporting of the full amount of retroactive trade rebates provided to RAG’s customers in Russia. In addition, the Company is reviewing whether any adjustments will also need to be made to the Company’s financial statements for the year ended December 31, 2009. CEDC estimates that the aggregate effect of the adjustments identified to date will result in a reduction of its consolidated net sales, operating profit and related accounts receivable from January 1, 2010 through December 31, 2011 of approximately $30 to $40 million, which amount is subject to change as CEDC continues its review of the accounting matters discussed herein. The majority of this amount reflects the fact that certain retroactive trade rebates were estimated incorrectly, and therefore both net revenues and accounts receivable were over stated. The adjustments are not expected to have any impact on previously reported net cash provided by operating activities reported in the cash flow statements during any of the periods covered.

While CEDC believes that introducing new management in RAG was a key and necessary step in addressing the material weaknesses in its internal control over financial reporting previously disclosed in the Company’s 2011 Annual Report on Form 10-K, CEDC’s management is continuing to evaluate the causes of the above described accounting errors and control deficiencies and is working closely with the new management team at RAG to change the control environment and strengthen RAG’s internal control system over financial reporting.

As a result of the restatement described above, the board of directors of CEDC, in consultation with senior CEDC management, is reviewing the timing of the CEDC’s 2012 Annual Meeting of Stockholders previously scheduled to be held on June 29, 2012 in light of the need to restate its accounts and will make an announcement in that regard in due course.

The expected effects of the restatement described above are based on currently available information. Because CEDC’s accounting review is ongoing and CEDC’s Audit Committee has requested a review of the matters described above, the estimates included herein are subject to change until the final restated financial statements are filed with the Securities and Exchange Commission.

About Central European Distribution Company

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Remy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Concha y Toro, among others.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expected materiality or significance of the estimated adjustments to the financial statements, the expected timing for filing CEDC’s amended annual and quarterly reports and the quantitative effects of the restatement. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, the risk that additional information may arise from the evaluation of the Company’s disclosure controls and procedures and that the preparation of CEDC’s restated financial statements or other subsequent events would require CEDC to make other revisions.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the caption “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061